UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2018

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30	CH-6312
Steinhausen, Switzerland
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41)  749-0500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01 Entry into a Material Definitive Agreement

On July 13, 2018, in connection with the closing of the previously-announced offering by Transocean Guardian Limited (the “Issuer”), a wholly-owned indirect subsidiary of Transocean Ltd., of U.S. $750 million in aggregate principal amount of 5.875% senior secured notes due 2024 (the “Notes”), the Issuer entered into an indenture (the “Indenture”) with Transocean Ltd., Transocean Inc. (“TINC”), Transocean Enabler Limited and Transocean Encourage Limited (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes are secured by liens on each of the Songa Enabler and the Songa Encourage and certain other assets related to the rigs. The Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors on a senior basis (the “Guarantees”). The Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws, and were offered only to qualified institutional buyers under Rule 144A under the Securities Act and outside the Unites States in compliance with Regulation S under the Securities Act.

The terms of the Notes are governed by the Indenture, which contains covenants that, among other things, (i) limit the activities of the Issuer, the owners of the collateral rigs and the operator of the collateral rigs, (ii) limit the ability of Transocean Inc. and its subsidiaries to incur liens and engage in certain sale and lease-back transactions, (iii) limit the ability of Transocean Inc.’s subsidiaries to incur indebtedness, and (iv) limit the ability of the Issuer and the Guarantors to consolidate, merge or enter into a scheme of arrangement qualifying as an amalgamation. The Indenture also contains customary events of default. Indebtedness under the Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The description above does not purport to be complete and is qualified in its entirety by the Indenture filed herewith as Exhibit 4.1 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

On July 13, 2018, we used a portion of the net proceeds from the offering of the Notes, together with cash on hand, to refinance the senior secured term loan facility dated October 30, 2014 (the “Facility”) by and among Songa Enabler Limited and Songa Encourage Limited, as borrowers, Songa Offshore SE and Songa Offshore Rig 3 AS, as guarantors, Swedbank AB (publ), as agent, and the other parties thereto. $885 million of borrowings were outstanding under the Facility at the time of repayment.

Borrowings under the Facility were secured by the assets and earnings associated with the Songa Enabler and the Songa Encourage, which security was released in connection with the termination of the Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated July 13, 2018, by and among Transocean Guardian Limited, the Guarantors and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: July 17, 2018	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person